EXHIBIT 11

XEROX CORPORATION

COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

(Dollars in millions, except per-share data; shares in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2001	2002	2001
I. Basic Earnings (Loss) Per Common Share
Income (Loss) before cumulative effect of change in accounting principle	$87	$(107)	$36	$115
Accrued dividends on ESOP Preferred Stock	—	—	—	(12)

Adjusted Income (Loss) before cumulative effect of change in accounting principle	$87	$(107)	$36	$103

Net Income (Loss)	$87	$(107)	$(27)	$115
Accrued dividends on ESOP Preferred Stock	—	—	—	(12)

Adjusted Net Income (Loss)	$87	$(107)	$(27)	$103

Average common shares outstanding during the period	726,499	699,657	725,320	688,478
Common shares issuable with respect to exchangeable shares	1,498	1,668	1,501	1,718

Adjusted average shares outstanding for the period	727,997	701,325	726,821	690,196

Basic Earnings (Loss) per share before cumulative effect of change in accounting principle	$0.12	$(0.15)	$0.05	$0.15

Basic Earnings (Loss) per share	$0.12	$(0.15)	$(0.04)	$0.15

II. Diluted Earnings (Loss) Per Common Share
Income (Loss) before cumulative effect of change in accounting principle	$87	$(107)	$36	$115
ESOP expense adjustment, net of tax	—	—	—	(8)
Interest on convertible debt, net	13	—	—	1

Adjusted Net Income (Loss)	$100	$(107)	$36	$108

Average common shares outstanding during the period	726,499	699,657	725,320	688,478
Common shares issuable with respect to:
Stock options, incentive and exchangeable shares	7,250	1,668	7,730	6,051
Convertible debt	113,426	—	—	1,992
ESOP preferred stock	65,935	—	61,949	82,776

Adjusted average shares outstanding for the period	913,110	701,325	794,999	779,297

Diluted Earnings (Loss) per share before cumulative effect of change in accounting principle	$0.11	$(0.15)	$0.05	$0.14

Net Income (Loss)	$87	$(107)	$(27)	$115
ESOP expense adjustment, net of tax	—	—	—	(8)
Interest on convertible debt, net	13	—	—	1

Adjusted Net Income (Loss)	$100	$(107)	$(27)	$108

Average common shares outstanding during the period	726,499	699,657	725,320	688,478
Common shares issuable with respect to:
Stock options, incentive and exchangeable shares	7,250	1,668	1,501	6,051
Convertible debt	113,426	—	—	1,992
ESOP preferred stock	65,935	—	—	82,776

Adjusted average shares outstanding for the period	913,110	701,325	726,821	779,297

Diluted Earnings (Loss) per share	$0.11	$(0.15)	$(0.04)	$0.14

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